EXHIBIT 1

JOINT FILING AGREEMENT

This Joint Filing Agreement (this “Agreement”) is made as of December 14, 2007, between Michael H. Dempsey, the Naomi C. Dempsey Trust, the Marquis Trust, the Patricia M. Dempsey Trust, the Family Trust for the benefit of Mary T. McAlpin, the Hyatts Trust, Mary T. McAlpin and Virginia D. Ragan (collectively, the “Joint Filers”).

Background Information

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Joint Filers desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing.

Statement of Agreement

The Joint Filers hereby acknowledge the accuracy of the foregoing Background Information and hereby agree as follows:

1. The Schedule 13D/A (Amendment No. 8) with respect to the shares of Class B Common Stock, without par value, of Greif, Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2. Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein contained.

3. Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; provided, however, that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

NAOMI C. DEMPSEY TRUST

/s/ Michael H. Dempsey	/s/ Michael H. Dempsey, Trustee
Michael H. Dempsey	Michael H. Dempsey, Trustee of the Naomi C. Dempsey Trust

MARQUIS TRUST	PATRICIA M. DEMPSEY TRUST

/s/ Michael H. Dempsey, Trustee	/s/ Michael H. Dempsey, Trustee
Michael H. Dempsey, Trustee of the Marquis Trust	Michael H. Dempsey, Trustee of the Patricia M. Dempsey Trust

[Signatures continued on next page]

FAMILY TRUST FOR THE BENEFIT OF MARY T. McALPIN	HYATTS TRUST

/s/ Michael H. Dempsey, Trustee	/s/ Michael H. Dempsey, Trustee
Michael H. Dempsey, Trustee of the Family Trust for the benefit of Mary T. McAlpin	Michael H. Dempsey, Trustee of the Hyatts Trust

NOB HILL TRUST

/s/ Michael H. Dempsey, Trustee
Michael H. Dempsey, Trustee of the Nob Hill Trust

/s/ Mary T. McAlpin	/s/ Virginia D. Ragan
Mary T. McAlpin	Virginia D. Ragan